Investor Relations/Media Contact:
ICR, Inc.

Brad Cohen (Investor Relations)
bcohen@icrinc.com
212-217-6393

Liz Brady (Media)
liz.brady@icrinc.com
203-682-8230

CAPITAL LEASE FUNDING CLOSES ACQUISITION OF
$364.4 MILLION NET LEASE PORTFOLIO
- Owned Property Portfolio Now Exceeds 10 Million Square Feet
- Raises 2007 Earnings Guidance

NEW YORK--(BUSINESS WIRE)—April 19, 2007--Capital Lease Funding, Inc. (NYSE: LSE) announced today that it has closed the previously announced acquisition of a portfolio of 18 net leased real estate assets for a total purchase price of $364.4 million, including $159.3 million of assumed debt. The portfolio is summarized in the following table.

Tenant or Guarantor	Number of Properties	Location	Property Type	Approximate Rentable Square Feet	Lease Maturity

Nestlé USA, Inc.	3	Breinigsville, Pennsylvania; Fort Wayne, Indiana; and Lathrop, California	Warehouse/ Distribution Facilities	2,560,000	12/2012
The Kroger Co.	11	Various locations in Kentucky (5), Georgia (4) and Tennessee (2)	Grocery Stores	685,000	1/2022
Factory Mutual Insurance Company	1	Johnston, Rhode Island	Office Building	346,000	7/2009
Qwest Business Resources, Inc.	2	Omaha, Nebraska	Office Buildings	420,000	6/2010
The Travelers Corporation	1	Hartford, Connecticut	Office Building	130,000	10/2011

Paul McDowell, Chief Executive Officer, stated, “We view this acquisition as a very important milestone for our Company for several reasons. Our portfolio of high quality real estate assets now exceeds $2 billion, over 75% of which is owned office, industrial and retail properties. In a little more than three years since going public, we have built an owned property portfolio of over 10 million square feet. In addition, this acquisition highlights our ability to successfully source, underwrite and close a large and complex portfolio of high quality assets.”

Mr. McDowell continued, “The tenants in this all triple net lease portfolio increase our weighted average underlying credit rating to single A while our weighted average remaining lease term on our owned property portfolio remains over 10 years. This portfolio will provide a variety of benefits to our Company both in the near term and for years to come. The transaction is expected to be immediately accretive to our stockholders, with the impact on 2007 earnings estimated in the revised guidance we are providing today.”

Bridge Facility:

The Company has financed the acquisition with a $211 million short-term bridge facility from Wachovia Bank, N.A. CapLease has drawn $210.3 million on the facility and its borrowings will bear interest at prevailing short-term interest rates based on the 30-day LIBOR rate. The initial interest rate on the Company’s borrowings is 7.82%. The bridge facility has a 90 day term that the Company may extend for an additional 45 days at its option. The Company intends to repay the bridge line with proceeds from refinancing the debt it assumed on the above properties, potential property sales, and issuances of equity, long-term debt or other permanent capital alternatives the Company is evaluating. The Company paid fees to Wachovia Bank in connection with the bridge facility of approximately $2.6 million, substantially all of which is expected to be expensed in the second quarter.

Form 8-K:

Additional details about the portfolio of properties CapLease acquired, the debt it assumed and its bridge facility is included in the Form 8-K the Company filed today with the Securities and Exchange Commission. Investors are advised to read the Company’s Form 8-K in its entirety.

Revised 2007 Earnings Guidance:

As a result of the acquisition, the Company is increasing its previously issued earnings guidance for 2007. CapLease now expects full year 2007 funds from operations (FFO) per share and earnings per share (EPS) to be in the range of $1.05 to $1.08, and $(0.04) to $(0.07) per share, respectively. Guidance does not include any material impact from gain on sale activity in the loan portfolio or otherwise. The Company also expects 2007 cash available for distribution, or CAD, to be significantly in excess of its 2007 cash dividend. CapLease expects FFO per share and EPS for the second quarter of 2007 to be in the range of $0.21 to $0.23, and ($0.06) to ($0.08), respectively, inclusive of the $2.6 million of expenses associated with the bridge facility.

CapLease is also affirming its guidance for the first quarter of 2007. The Company expects FFO per share and EPS for the first quarter of 2007 to be in the range of $0.22 to $0.24, and $(0.01) to $0.01, respectively.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The Company’s guidance for the second quarter and full year 2007 includes the impact of this acquisition and the Company’s assumptions about new investments and the raising of additional capital. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company’s guidance.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash or non-recurring items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, loss provisions on loans and securities (if any), above or below market rent amortization and stock-based compensation, and to include capital expenditures on investments in real property and capitalized interest expense (if any).

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•	our ability to close the investments we currently have under due diligence on acceptable terms;

•	our ability to make additional investments in a timely manner or on acceptable terms;

•	our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

•	adverse changes in the financial condition of the tenants underlying our investments;

•	increases in our financing costs, our general and administrative costs and/or our property expenses;

•	changes in our industry, the industries of our tenants, interest rates or the general economy;

•	the success of our hedging strategy;

•	our ability to raise additional capital;

•	impairments in the value of the collateral underlying our investments; and

•	the degree and nature of our competition.

In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

Capital Lease Funding, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.